UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2005
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-17204	20-3126427
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

950 Seventeenth Street, Suite 800
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 932-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02. Results of Operations and Financial Condition.
     On November 7, 2005, Infinity Energy Resources, Inc. (“Infinity”) issued a press release announcing its financial results for the quarter and nine months ended September 30, 2005 and providing an update of its operations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information set forth in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     (a) On November 3, 2005, management of Infinity, in consultation with its independent registered public accounting firm, Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”), concluded that Infinity should restate its previously issued consolidated financial statements for the three months ended March 31, 2005 and the three and six months ended June 30, 2005. On November 6, 2005, the Audit Committee of Infinity’s Board of Directors met and discussed this matter with management and EKS&H and concurred with management’s conclusion.
          In connection with the issuance of its senior secured notes (the “Notes”) in January 2005, Infinity expensed immediately the debt discount resulting from a beneficial conversion feature associated with the Notes. However, under the provisions of EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the debt discount should have been accreted from the date of issuance to the stated redemption date of the Notes.
          Infinity has, therefore, restated the consolidated financial statements noted above. The restatement will result in a decrease of $8.0 million to the net loss reported by Infinity for the three months ended March 31, 2005, an increase of $0.1 million to the net loss reported by Infinity for the three months ended June 30, 2005 and a decrease of $7.9 million to the net loss reported by Infinity for the six months ended June 30, 2005.
          Because Infinity has concluded that its previously filed consolidated financial statements noted above should be revised to correct the above-referenced accounting error, investors should no longer rely upon Infinity’s consolidated financial statements for the three months ended March 31, 2005 or the three or six months ended June 30, 2005.
          The following tables present the effect of the restatements on the consolidated statements of operations for the three months ended March 31, 2005 and the three and six months ended June 30, 2005 (in thousands, except per share amounts):

	Three Months Ended March 31, 2005
	As
	Previously		As
	Reported	Adjustment	Restated
Amortization of loan discount and cost	$(8,357)	$8,001	$(356)

Net loss	$(9,664)	$8,001	$(1,663)

Basic and diluted net loss per share	$(0.83)	$0.69	$(0.14)

	Three Months Ended June 30, 2005			Six Months Ended June 30, 2005
	As			As
	Previously		As	Previously		As
	Reported	Adjustment	Restated	Reported	Adjustment	Restated
Amortization of loan discount and cost	$(215)	$(136)	$(351)	$(8,572)	$7,865	$(707)

Net loss	$(665)	$(136)	$(801)	$(10,329)	$7,865	$(2,464)

Basic and diluted net loss per share	$(0.05)	$(0.01)	$(0.06)	$(0.83)	$0.63	$(0.20)
     The following table presents the effect of the restatements on the consolidated balance sheets as of March 31, 2005 and June 30, 2005 (in thousands):

	As of March 31, 2005			As of June 30, 2005
	As			As
	Previously		As	Previously		As
	Reported	Adjustment	Restated	Reported	Adjustment	Restated
Oil and gas properties, unproved	$25,495	$265	$25,760	$18,327	$572	$18,899

Total assets	$88,531	$265	$88,796	$88,233	$572	$88,805

Long-term debt, less current portion	$25,866	$(7,736)	$18,130	$26,234	$(7,293)	$18,941

Accumulated deficit	$(24,206)	$8,001	$(16,205)	$(24,871)	$7,865	$(17,006)

Total stockholders’ equity	$46,386	$8,001	$54,387	$51,482	$7,865	$59,347

     The restatements had no net effect on the previously reported amounts of net cash provided by operations, net cash used in investing activities or net cash provided by financing activities for any of the periods noted above.
     Infinity intends to file amendments to its Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
Exhibit 99.1       Press Release, dated November 7, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: November 7, 2005

Infinity Energy Resources, Inc.

By:	/s/ Timothy A. Ficker

Timothy A. Ficker Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 7, 2005